NON-QUALIFIED STOCK OPTION AGREEMENT

                                    BETWEEN

                            BRUCE HAUSMAN, ESQUIRE

                                      AND

                         DALTEX MEDICAL SCIENCES, INC.

                  Agreement, made as of the 6th day of March, 1996, between DALTEX MEDICAL SCIENCES, INC. ("Daltex"), a Delaware corporation located at 50 Kulick Road, 2nd Floor, Fairfield, New Jersey 07004, and Bruce Hausman, Esquire (the "Optionee"), an individual residing at 4642 Bocaire Boulevard, Boca Raton, Florida 33496.


                             W I T N E S S E T H:


                    WHEREAS, in lieu of cash compensation for the Optionee's provision of valuable services to Daltex as President and Chief Executive Officer of Daltex since May 1995, Daltex desires to grant to the Optionee a non-qualified stock option (the "NQSO") to purchase up to Two Hundred Fifty Thousand (250,000) shares of Daltex Common Stock, $.01 par value per share ("Common Stock").

                    NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

                    1. Grant of Option and Exercise Period. Daltex hereby grants to the Optionee the right and option to purchase, upon the terms and conditions hereinafter set forth, Two Hundred Fifty Thousand (250,000) shares (the "Shares") of the currently authorized but unissued shares of Common Stock at the option price of nine cents ($0.09) per Share, subject to adjustment as provided in paragraph 3 hereof.

                    Unless the NQSO is terminated earlier in accordance with the terms hereof, the NQSO shall be exercisable from the date first above written through March 6, 2001 (the "Exercise Period").

                    2. Nontransferability of NQSO. The NQSO shall not be sold, pledged, hypothecated, assigned, transferred or otherwise disposed of in any manner except to the extent that the NQSO may be exercised by an executor or administrator as provided in this paragraph 2. The NQSO may be exercised, during the lifetime of the Optionee and during the Exercise Period, only by the Optionee or, in the event of his disability, by the Optionee's legal representative. The NQSO may be exercised in the event of the Optionee's death during the Exercise Period, by the executor or administrator, as the case may be, of the Optionee's estate.

                   3. Adjustments.

                        (a) If the outstanding shares of Common Stock are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Daltex through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if Daltex shall issue shares of Common Stock or another class of securities of Daltex (now or hereinafter authorized) as a dividend on or upon a stock split of the shares of Common Stock, then the number and kind of shares of Common Stock subject to the unexercised portion of the NQSO and the option price of the NQSO shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder, provided, however, that any such adjustment shall be made without change in the total option price applicable to the unexercised portion of the NQSO. Adjustments under this paragraph shall be made by the Board of Directors, whose determination shall be final and binding and conclusive upon Daltex and the Optionee. In computing any adjustment under this paragraph, any fractional shares shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of Daltex to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

                    Upon the happening of an event requiring an adjustment to the option price of the NQSO or the number of Shares purchasable hereunder, Daltex shall forthwith give written notice to the Optionee stating the adjusted option price of the NQSO and the adjusted number and kind of securities or other property purchasable hereunder resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based.

                        (b) If Daltex consolidates with or merges into another corporation, the Optionee shall thereafter be entitled on exercise to purchase, with respect to each Share purchasable hereunder immediately prior to the date upon which the consolidation or merger becomes effective, the securities or other consideration to which a holder of one share of Common Stock is entitled in such consolidation or merger, and shall also be entitled on exercise to assurance that all the provisions of the NQSO shall thereafter be applicable, as nearly as reasonably may be, to any securities or other consideration so deliverable on exercise of the NQSO. Failure of the successor corporation (if other than Daltex) to assume the obligations of this subparagraph 3(b) by written instrument executed and mailed to the registered owner at the address of the owner on the books of Daltex prior to the record date as of which holders of shares of Common Stock shall be entitled to receive distributions as a result of the proposed transaction shall not give rise to any additional rights in the Optionee. A sale or lease of all or substantially all of the assets of Daltex for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                        (c) In case a voluntary or involuntary dissolution, liquidation, or winding up of Daltex (other than in connection with a consolidation or merger covered by subparagraph 3(b) above) is at any time proposed, Daltex shall give at least ten (10) days' written notice to the Optionee prior to the record date as of which holders of shares of Common Stock shall be entitled to receive distributions as a result of the proposed transaction. Such notice shall contain: (i) the date on which the transaction is to take place; (ii) the record date as of which holders of shares of Common Stock shall be entitled to receive distributions as a result of the transaction; (iii) a brief description of the transaction; (iv) a brief description of the distributions to be made to holders of shares of Common Stock as a result of the transaction; and (v) an estimate of the fair value of the distributions. On the date of the transaction as determined by the Board of Directors of Daltex, if it actually occurs, the NQSO and all rights hereunder shall terminate.

                    4. Manner of Exercise. The NQSO shall be exercised when written notice of such exercise, signed by the person entitled to exercise the NQSO, has been delivered in person or transmitted by registered or certified mail, to the Treasurer of Daltex at its then principal office. Such written notice shall specify the number of Shares purchasable under the NQSO which such person then desires to purchase and shall be accompanied by (i) such documentation, if any, as may be required by Daltex as provided in paragraph 5 hereof, (ii) payment of the NQSO purchase price times the number of Shares to be purchased, and (iii) a written statement that the Optionee (or such other person) is acquiring the Shares for investment and not with a view toward their distribution. Such payment shall be in the form of cash or a certified check (unless such certification is waived by Daltex) payable to the order of Daltex in the amount of the option price of the NQSO times the number of Shares to be purchased. Delivery of the foregoing notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which Daltex received said notice and documentation shall, subject to the provisions of paragraph 5 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued; provided, however, that the person entitled to exercise the NQSO shall not have the rights, privileges or status as a holder (in any capacity) of the Shares to which such exercise relates, prior to the date of receipt by Daltex of such payment, notice and documentation.

                    5. Restrictions on Exercise. Anything in this Agreement to the contrary notwithstanding, in no event may the NQSO be exercisable, in whole or in part, if the Board of Directors of Daltex shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary, or in the best interests of Daltex prior to the effectiveness of the exercise of the NQSO. In any such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to Daltex.

                    6. Legend. The Shares which may be purchased pursuant to the NQSO in accordance with this Agreement shall be issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and the certificates representing such Shares shall bear the following legend:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR OF AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT."

                    7. Compliance with Laws and Regulations. The Optionee acknowledges that he has been advised that he may not sell, pledge, hypothecate, assign, transfer, or otherwise dispose of any Shares acquired by him upon any exercise of the NQSO pursuant to this Agreement unless such Shares are registered under the Securities Act of 1933, as amended, or an opinion of counsel is provided to the Company that an exemption from the registration requirements of the Act is available.

                    8. Representation by Daltex. Shares deliverable on the exercise of the NQSO shall, at delivery, be fully paid and non-assessable, free from taxes, liens and charges with respect to their purchase. Daltex shall at all times reserve and hold available a sufficient number of Shares to satisfy the exercise of the NQSO.

                    9. Notices. Except as otherwise expressly provided herein, all notices or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient by reputable courier service (charges prepaid) or mailed to the recipient by first class, certified or registered mail, return receipt requested and postage prepaid. Such notices and other communications will be sent to Daltex and the Optionee at the addresses set forth in the first paragraph of this Agreement or to such other address as the recipient has specified by prior written notice to the sending party.

                    10. Governing Law; Successors and Assigns. This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to conflicts of law principles applicable in the State of New Jersey. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

                    11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and any party hereto may execute any such counterpart, all of which, when taken together, shall constitute one and the same instrument.

                    IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the date first above written.


                         DALTEX MEDICAL SERVICES, INC.



                          By:      /s/ Louis R.M. DelGuercio, M.D.
                                   --------------------------------------------
                                       Louis R.M. DelGuercio, M.D.
                                       Chairman



                                   /s/ Bruce Hausman, Esquire
                                   --------------------------------------------
                                       Bruce Hausman, Esquire